EXHIBIT 99.2
JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC By: /s/Andrew Prodromos Name: Andrew Prodromos Title: Attorney-in-Fact	Date: 01/09/2024
INSIGHT ASSOCIATES FUND X FOLLOW-ON, LTD. By: /s/Andrew Prodromos Name: Andrew Prodromos Title: Authorized Officer	Date: 01/09/2024
INSIGHT ASSOCIATES FUND X FOLLOW-ON, L.P. By: Insight Associates Fund X Follow-On, Ltd., its general partner By: /s/Andrew Prodromos Name: Andrew Prodromos Title: Authorized Officer	Date: 01/09/2024
INSIGHT PARTNERS FUND X FOLLOW-ON FUND, L.P.
By: Insight Associates Fund X Follow-On, L.P., its general partner
By: Insight Associates Fund X Follow-On, Ltd., its general partner

By:          /s/Andrew Prodromos
Name:     Andrew Prodromos
Title:       Authorized Officer

Date: 01/09/2024
INSIGHT PARTNERS FUND X (CAYMAN) FOLLOW-ON FUND, L.P.
By: Insight Associates Fund X Follow-On, L.P., its general partner
By: Insight Associates Fund X Follow-On, Ltd., its general partner

By:          /s/Andrew Prodromos
Name:     Andrew Prodromos
Title:       Authorized Officer

Date: 01/09/2024
INSIGHT PARTNERS FUND X (DELAWARE) FOLLOW-ON FUND, L.P.
By: Insight Associates Fund X Follow-On, L.P., its general partner
By: Insight Associates Fund X Follow-On, Ltd., its general partner

By:          /s/Andrew Prodromos
Name:     Andrew Prodromos
Title:       Authorized Officer

Date: 01/09/2024
INSIGHT PARTNERS FUND X (CO-INVESTORS) FOLLOW-ON FUND, L.P.
By: Insight Associates Fund X Follow-On, L.P., its general partner
By: Insight Associates Fund X Follow-On, Ltd., its general partner

By:          /s/Andrew Prodromos
Name:     Andrew Prodromos
Title:       Authorized Officer
Date: 01/09/2024